SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): January 27, 2005

                        Delta Woodside Industries, Inc.
             (Exact name of registrant as specified in its charter)

                                 South Carolina
                          (State or Other Jurisdiction
                                of Incorporation)


       1-10095                                             57-0535180
  -------------------                                 ----------------------
(Commission File Number)                       (IRS Employer Identification No.)


700 N. Woods Drive, Fountain Inn, South Carolina                       29644
-------------------------------------------------                ---------------
         (Address of principal executive offices)                  (Zip Code)


                                 (864) 255-4122
                         (Registrant's Telephone Number
                              Including Area Code)


              P.O. Box 6126, 100 Augusta Street, Greenville, South
                Carolina 29606 (Former name or former address, if
                           changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 27, 2005, Delta Mills, Inc. ("Delta Mills"), a wholly-owned subsidiary of Delta Woodside Industries, Inc. ("Delta Woodside"), entered into an Asset Purchase Agreement with Gibbs International, Inc. ("Gibbs") pursuant to which Delta Mills agreed to sell to Gibbs its Furman plant, its Catawba plant, its Estes plant (collectively, the "Plants"), a portion of the equipment located at those Plants, and a portion of the equipment associated with yarn production located at its Beattie plant (the "Equipment") for an aggregate purchase price of $7,000,000. The closing of the sale of the Plants and Equipment is subject to customary closing conditions. The closing of the sale of the Plants is further subject to completion by Gibbs of due diligence with respect to title, survey, and environmental matters. The closing of the sale of the Equipment is expected to occur on or prior to February 11, 2005, and the closing of the sale of the Plants is expected to occur on or prior to April 12, 2005.

         Also on January 27, 2005, the Board of Directors of Delta Woodside, upon the recommendation of the Compensation Committee of the Board, adopted a Fiscal Year 2005 Incentive Bonus Plan pursuant to which cash bonuses will, subject to conditions set forth in the plan, be awarded to employees if Delta Mills exceeds a minimum EBITDA target during fiscal year 2005. If Delta Mills exceeds the minimum EBITDA target, a bonus pool is established, the amount of which is calculated based on varying portions of the amount of EBITDA in excess of the target, from which bonus pool cash bonuses will, subject to conditions set forth in the plan, be paid to employees, including Delta Woodside's executive officers, in the discretion of the Compensation Committee of the Board. For purposes of the bonus plan, EBITDA will be calculated in accordance with the definition of that term set forth in Delta Mills' Revolving Credit and Security Agreement dated as of March 31, 2000, as amended.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On January 27, 2005, Delta Woodside appointed William H. Hardman, Jr. as Executive Vice President, Secretary, Treasurer, and Chief Financial Officer, to serve until his successor is appointed or until he is removed from that position, resigns, or retires. Prior to January 27, 2005, William H. Hardman, Jr. served as Vice President, Secretary, Treasurer, and Chief Financial Officer of Delta Woodside and in those capacities, served as principal operating officer of Delta Woodside. On January 27, 2005, Mr. Hardman resigned as principal operating officer.

         On January 27, 2005, Delta Woodside appointed Donald C. Walker, age 60, as Executive Vice President of Operations (principal operating officer) and Assistant Secretary of Delta Woodside to serve until his successor is appointed or until he is removed from that position, resigns, or retires. Mr. Walker resigned his position as Controller of Delta Woodside. Mr. Walker replaced William H. Hardman, Jr. (who will serve Delta Woodside in the capacities described above) as principal operating officer of Delta Woodside. From June 2000 to January 2005, Mr. Walker was Vice President, Controller, and Assistant Secretary of Delta Woodside. From 1987 to June 2000, Mr. Walker was Controller of Delta Mills Marketing Company, a division of Delta Mills, Inc., a wholly-owned subsidiary of Delta Woodside.

         On January 27, 2005, Delta Woodside appointed David Palmer, age 48, as Controller (principal accounting officer) of Delta Woodside to serve until his successor is appointed or until he is removed from that position, resigns, or retires. Mr. Palmer replaced Donald C. Walker (who will serve Delta Woodside in the capacities described above) as Controller of Delta Woodside. From December 2000 to January 2005, Mr. Palmer was Analytical Director of Delta Mills, Inc., a wholly-owned subsidiary of Delta Woodside, providing assistance to the Chief Financial Officer with respect to analytical, research, and strategic planning initiatives. Prior to December 2000, Mr. Palmer was Controller of Delta Woodside.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             DELTA WOODSIDE INDUSTRIES, INC.



Date:  February 2, 2005                      /s/ W. H. Hardman, Jr.
                                             -----------------------------------
                                             W.H.  Hardman,  Jr.
                                             Chief Financial Officer